UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 20, 2019

NATURAL GAS SERVICES GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado	1-31398	75-2811855
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

404 Veterans Airpark Lane, Suite 300
Midland, TX 79705

(Address of Principal Executive Offices)

(432) 262-2700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2019, the shareholders of Natural Gas Services Group, Inc., (the “Company”) approved the Natural Gas Services Group, Inc. 2019 Equity Incentive Plan (the “2019 Plan”).

The 2019 Plan has 500,000 shares available for issuance. Under the 2019 Plan, the Compensation Committee (the “ Committee”) of the Board of Directors (the “ Board”) of the Company is authorized to grant stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and other stock-based awards to officers, directors, employees or consultants who provide services to the Company or its subsidiaries.

The Company may cause the cancellation of any award, require reimbursement for any award by a participant or beneficiary and recoup equity or other compensation provided under the 2019 Plan in accordance with any clawback policy.

The 2019 Plan will terminate at the earliest of (i) termination of the 2019 Plan by the Board or (iii) June 20, 2029.

A summary of the 2019 Plan is included under the heading “Proposal 3: Approval and Adoption of the 2019 Equity Incentive Plan” in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 30, 2019 (the “Proxy Statement”). The foregoing description of the 2019 Plan is not complete and is qualified in its entirety by reference to the 2019 Plan, which is incorporated herein by reference as Exhibit 4.1 to this Current Report on Form 8-K.

On March 29, 2019, the Committee conducted its annual review of the compensation of our executive officers. In connection with that review, the Company conditionally granted Stephen C. Taylor a restricted stock/unit award totaling 131,674 shares of our common stock. Such award was conditioned upon the approval of the 2019 Plan by our shareholders. Also, the Committee conditionally granted 20,000 restricted stock awards to each of G. Larry Lawrence (Chief Financial Officer) and James R. Hazlett (VP -- Technical Services). The closing price of the Company’s common stock on March 28, 2019 was $17.29 per share. With the approval of the 2019 Plan by the Company’s shareholders as set forth in Item 5.07 below, the Company is in the process of issuing the foregoing awards to its officers.

All of the restricted stock/units are subject to a three year vesting requirement pursuant to which the award will vest in one-third annual increments beginning on the first anniversary of the grant date. However, the awards will be subject to acceleration in certain events (such as death or disability of the recipient employee, or (ii) a change of control in the Company followed by a good reason discharge event as set forth in the 2019 Plan.)

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 20, 2019, Natural Gas Services Group, Inc. (the “Company”) held its 2019 Annual Meeting of Shareholders (the “Annual Meeting”) at which four proposals were presented to shareholders for consideration: (1) the election of one Director to serve until the Annual Meeting of Shareholders to be held in 2022, or until their successors are elected and qualified; (2) an advisory vote on executive compensation of the Company’s named executive officers; and (3) the approval and adoption of the Natural Gas Services Group, Inc. 2019 Equity Incentive Plan; and (4) a proposal to ratify the appointment of BDO USA , LLP as the Company’s independent auditors for the year ending December 31, 2019. These proposals were described in detail in the Company’s definitive Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on April 30, 2019.

(1)Election of Director: The nominee for election to the Board of Directors set forth below was elected by the shareholders by the following vote:

Director Nominee
	For	Against and Authority Withheld	Broker Non-Votes
John W. Chisholm	6,204,206	4,561,777	1,941,332

(2) Advisory Vote on the Executive Compensation of our Named Executive Officers: The compensation of our named executive officers was approved by the shareholders by the following vote:

For	Against	Abstain	Broker Non-Votes
5,875,005	4,674,847	216,131	1,941,332

(3) Approval and Adoption of the 2019 Equity Incentive Plan: The approval and adoption of our equity plan was approved by the shareholders by the following vote:

For	Against	Abstain	Broker Non-Votes
7,138,891	3,607,027	20,065	1,941,332

(4) Ratification of Appointment of Independent Registered Public Accounting Firm: The proposal to ratify the appointment of BDO USA, LLP for 2018 as our independent registered public accounting firm was approved by the shareholders by the following vote:

For	Against	Abstain
12,027,846	373,349	306,120

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1
Natural Gas Services Group, Inc. 2019 Equity Inventive Plan (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 21, 2019.)

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.

Dated: June 21, 2019	By:	/s/ Stephen C. Taylor
Stephen C. Taylor, President & Chief Executive Officer